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                                                                      Exhibit 11

                   MASSACHUSETTS FINANCIAL SERVICES COMPANY
             500 Boylston Street Boston Massachusetts 02116-3741
                                 617 954 5000

Stephen E. Cavan
Senior Vice President and General Counsel



                                          March 10, 1997



MFS Emerging Growth Fund
  A series of the MFS Series Trust II

Ladies and Gentlemen:

      I have acted as counsel to MFS Emerging Growth Fund (the "MFS Fund"), a series of MFS Series Trust II, a Massachusetts business trust (the "MFS Trust"), in connection with the Trust's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the "Commission") on or about March 10, 1997 (the "Registration Statement"), with respect to an indefinite number of Shares of Beneficial Interest designated as Class A Shares (no par value) (the "Shares") of the MFS Fund to be issued pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated March 6, 1997 by and among the MFS Trust, on behalf of the MFS Fund, and New USA Mutual Funds, Inc., a Maryland corporation ("New USA Mutual Funds"), on behalf of New USA Growth Fund, a series of New USA Mutual Funds.

      In connection with this opinion, I have examined the following documents:

      (a)   the Registration Statement;

      (b)   the Agreement;

      (c) a certificate of the Secretary of State of The Commonwealth of Massachusetts as to the existence of the MFS Trust;

      (d) copies, certified by the Secretary of State of The Commonwealth of Massachusetts, of the MFS Trust's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State; and

      (e) the MFS Trust's Amended and Restated By-Laws and certain votes of the trustees of the MFS Trust.



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MFS Emerging Growth Fund
March 10, 1997
Page 2


      In such examination, I have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by me as copies, the authenticity and completeness of all original documents reviewed by me in original or copy form and the legal competence of each individual executing any document. I have also assumed, for the purposes of this opinion, that the Agreement, in substantially the form reviewed by me, is duly executed and delivered by the parties thereto and that all of the conditions set forth in "Conditions Precedent to Closing" in the Registration Statement shall have occurred prior to the issuance and sale of the Shares.

      This opinion is based entirely on my review of the documents listed above. I have made no other review or investigation of any kind whatsoever, and I have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

      This opinion is limited solely to the laws of The Commonwealth of Massachusetts (other than the Massachusetts Uniform Securities Act, as to which I express no opinion) as applied by courts in such Commonwealth.

      I understand that all of the foregoing assumptions and limitations are acceptable to you.

      Based upon and subject to the foregoing, please be advised that it is my opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Registration Statement, the Agreement and the MFS Trust's Declaration of Trust and By-laws, will be legally and validly issued, fully paid and non-assessable, except that shareholders of the MFS Trust may under certain circumstances be held personally liable for the Trust's obligations.

      A copy of the MFS Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. I note specifically that the obligations of or arising out of the Agreement are not binding upon any of the MFS Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the MFS Trust in accordance with its interest under the Agreement. I further note that the assets and liabilities of each series of the MFS Trust, such as the MFS Fund, are separate and distinct and that the obligations of or arising out of the Agreement are binding solely upon the assets or property of the MFS Fund.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          Stephen E. Cavan
                                          --------------------------
                                          Stephen E. Cavan

SEC/jem